UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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FOUNDATION MEDICINE, INC.

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PRESS RELEASE ISSUED ON MARCH 23, 2015 ANNOUNCING PROPOSED CHANGES

TO THE BOARD OF DIRECTORS OF FOUNDATION MEDICINE, INC.

NEWS RELEASE

Foundation Medicine Announces Proposed Changes to its

Board of Directors in Connection with the Pending Roche Transaction

CAMBRIDGE, Mass. – March 23, 2015 – Foundation Medicine, Inc. (NASDAQ:FMI) today announced proposed changes to its Board of Directors in connection with its pending strategic collaboration with Roche.

Under the terms of the agreement with Roche, Foundation Medicine’s board will increase to nine directors upon the closing of the transaction, including three board designees selected by Roche. In advance of the anticipated transaction closing, Roche has identified its three director designees: Daniel O’Day, Roche Pharmaceuticals Division, chief operating officer and member of the Roche corporate executive committee; Sandra J. Horning, M.D., global head, product development and chief medical officer for Roche/Genentech; and Michael D. Varney, Ph.D., head Genentech Research and Early Development.

Mr. O’Day, Dr. Horning and Dr. Varney will join Foundation Medicine’s current directors including Michael Pellini, M.D., the company’s chief executive officer, and its independent members Alexis Borisy (Chairman), Evan Jones, David Schenkein, M.D., and Krishna Yeshwant, M.D. It is anticipated that Brook Byers will step off from the board in connection with the closing. The final seat on the board will be filled following the closing with an independent director to be agreed upon by Foundation Medicine and Roche.

The pending transaction with Roche remains subject to the satisfaction of certain closing conditions, including the successful completion of the tender offer commenced by Roche on February 2, 2015 and the approval of certain matters at the special meeting of Foundation Medicine stockholders to be held on April 2, 2015. The closing is expected to occur in the second quarter of 2015.

The Roche Designees

Daniel O’Day

Mr. O’Day currently serves as chief operating officer for Roche’s Pharmaceutical Division and a member of the Roche corporate executive committee. Mr. O’Day has nearly three decades of operating expertise at Roche having served previously in various executive leadership positions for Roche Pharmaceuticals and Diagnostics. Previously, and most recently, Mr. O’Day served as president and chief executive officer of Roche Molecular Diagnostics USA and subsequently, chief operating officer of Roche Diagnostics Division. Mr. O’Day received a B.S. degree in biology from Georgetown University and a master’s degree in business administration from Columbia University.

Sandra Horning, M.D.

Dr. Horning currently serves as global head, product development and chief medical officer for Roche and Genentech. She joined Roche in late 2009 as global head of oncology product development. She is an emerita professor of medicine (oncology) at Stanford University where she served as a tenured professor, practicing oncologist and investigator for more than two decades. Dr. Horning received B.A. and M.D. degrees at the University of Iowa. She completed a post-doctoral fellowship at Stanford University.

Michael D. Varney, Ph.D.

Dr. Varney currently serves as head of Genentech’s Research and Early Development. He joined Genentech nearly a decade ago and since, he has held various executive roles in small molecule drug discovery and research. Previous to his tenure at Roche/Genentech, Dr. Varney served as vice president, drug discovery for Pfizer’s Global Research and Development organization. Dr. Varney previously spent nearly ten years with Agouron Pharmaceuticals, Inc., eventually serving as its corporate vice president and head of research. Dr. Varney received a B.S. degree in chemistry from the University of California, Los Angeles and a Ph.D. in organic synthesis from the California Institute of Technology. He completed a post-doctoral research fellowship at Columbia University.

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company’s clinical assays, FoundationOne® for solid tumors and FoundationOne® Heme for hematologic malignancies and sarcomas, provide a comprehensive genomic profile to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine® and FoundationOne® are registered trademarks of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements for Foundation Medicine

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the planned completion of the strategic partnership between Foundation Medicine and Roche and related governance changes. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include uncertainties as to the timing of the Roche transactions; uncertainties as to the percentage of shares of Foundation Medicine stock Roche will acquire in the transaction; the possibility that various closing conditions for the Roche transaction may not be satisfied or waived; and the risks described under the caption “Risk Factors” in Foundation Medicine’s Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission, as well as other risks detailed in subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

Important Information and Where to Find It

In connection with the proposed transactions, Roche Holdings, Inc. has filed a Tender Offer Statement on Schedule TO, and Foundation Medicine has filed a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC. Also, Foundation Medicine has filed a definitive proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT, AND THE PROXY STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or at the “Investors & Press” section of Foundation Medicine’s website at www.foundationmedicine.com.

Certain Information Regarding Participants

Foundation Medicine and its directors, executive officers and other members of its management and employees may be deemed under SEC rules to be participants in the solicitation of proxies of Foundation Medicine’s stockholders in connection with the proposed transactions. Information concerning the interests of Foundation Medicine’s participants in the solicitation, which may, in some cases, be different than those of Foundation Medicine’s stockholders generally, is set forth in the materials filed by Foundation Medicine with the SEC, including in Foundation Medicine’s definitive proxy statement filed with the SEC on April 30, 2014, and in Foundation Medicine’s definitive proxy statement relating to the transactions filed with the SEC on February 19, 2015. These documents can be obtained free of charge from the sources indicated above.

Media Contact:

Dan Budwick, Pure Communications, Inc.

973-271-6085

dan@purecommunicationsinc.com

Investor Contact:

Susan Hager

508-298-9041

shager@foundationmedicine.com